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                                                                EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We hereby consent to incorporation by reference in the Registration Statement on Form S-8 (333-22689) of Florida Panthers Holdings, Inc. our report dated January 29, 1997, except as to the subsequent event described in Note 12 which is as of March 20, 1997, relating to the financial statements for the year ended December 31, 1996 of the Boca Raton Hotel and Club Limited Partnership, which appears in the Current Report on Form 8-K of Florida Panthers Holdings, Inc.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP



Fort Lauderdale, Florida
June 24, 1997